NEW JERSEY RESOURCES REPORTS FIRST QUARTER FISCAL 2020 RESULTS

WALL, N.J., February 6, 2020 — Today, New Jersey Resources (NYSE: NJR) reported results for the first quarter of fiscal 2020. Highlights for the quarter included:

●	Consolidated net income of $89.4 million, compared with $86.2 million in the first quarter of fiscal 2019
●	Consolidated net financial earnings (NFE), a non-GAAP financial measure, of $40.4 million, or $0.44 per share, compared with $54.1 million, or $0.61 per share, in the first quarter of fiscal 2019
●	Reaffirmed NFE guidance of $2.05 to $2.15 for fiscal 2020
●	New Jersey Natural Gas (NJNG) received approval from the Board of Public Utilities (BPU) on its rate case settlement agreement
●	The Adelphia Gateway project received its Certificate of Public Convenience and Necessity from the Federal Energy Regulatory Commission (FERC)
●	Closed the acquisition of the Leaf River Energy Center (Leaf River)
●	Clean Energy Ventures (CEV) placed one commercial solar installation into service that added 2.9 megawatts (MW); total installed capacity of nearly 300 MW
●	NJNG achieved 100% renewable offset of its facility and fleet natural gas emissions

First quarter fiscal 2020 net income totaled $89.4 million, or $0.97 per share, compared with $86.2 million, or $0.97 per share, during the same period in fiscal 2019. First quarter fiscal 2020 NFE totaled $40.4 million, or $0.44 per share, compared with $54.1 million, or $0.61 per share, during fiscal 2019.

"Our energy infrastructure investments provide value to our shareowners and support New Jersey’s clean energy goals. New Jersey Natural Gas continues to strengthen its system, enhance reliability and reduce emissions as we add customers who want clean, affordable natural gas. We recently announced that NJR will voluntarily reduce its operational emissions in New Jersey by 50% by 2030 as we continue to lead the way on sustainability,” said Steve Westhoven, President and CEO of New Jersey Resources. "With the acquisition of the Leaf River Energy Center in October and Adelphia Gateway in January, we expanded our midstream portfolio and became the operator of NJR’s first FERC regulated assets.”

Key Performance Metrics

	Three Months Ended
	December 31,
($ in Thousands)	2019	2018
Net income	$89,361	$86,248
Basic EPS	$0.97	$0.97
NFE	$40,405	$54,093
Basic NFE per share	$0.44	$0.61

New Jersey Resources Reports First Quarter Fiscal 2020 Results

A reconciliation of net income to NFE for the three months ended December 31, 2019, and 2018, is provided below.

	Three Months Ended
	December 31,
(Thousands)	2019	2018
Net income	$89,361	$86,248
Add:
Unrealized (gain) on derivative instruments and related transactions	(41,766)	(10,932)
Tax effect	9,931	2,583
Effects of economic hedging related to natural gas inventory	(8,887)	(21,611)
Tax effect	2,112	5,136
Net income to NFE tax adjustment	(10,346)	(7,331)
Net financial earnings	$40,405	$54,093

Weighted Average Shares Outstanding
Basic	91,911	88,547
Diluted	92,320	88,946

Basic earnings per share	$0.97	$0.97
Add:
Unrealized (gain) on derivative instruments and related transactions	(0.45)	(0.12)
Tax effect	0.11	0.03
Effects of economic hedging related to natural gas inventory	(0.10)	(0.25)
Tax effect	0.02	0.06
Net income to NFE tax adjustment	(0.11)	(0.08)
Basic net financial earnings per share	$0.44	$0.61

NFE is a financial measure not calculated in accordance with Generally Accepted Accounting Principles (GAAP) of the United States. It is a measure of earnings based on eliminating timing differences surrounding the recognition of certain gains or losses, net of applicable tax adjustments, to effectively match the earnings effects of the economic hedges with the physical sale of natural gas, SRECs and foreign currency contracts. NFE eliminates the impact of volatility to GAAP earnings associated with unrealized gains and losses on derivative instruments in the current period. For further discussion of this financial measure, please see the explanation below under “Non-GAAP Financial Information.”

GAAP requires us, during the interim periods, to estimate our annual effective tax rate and use this rate to calculate the year-to-date tax provision. We also determine an annual estimated effective tax rate for NFE purposes and calculate a quarterly tax adjustment based on the differences between our forecasted net income and our forecasted NFE for the fiscal year. Since the annual estimated effective tax rate is based on certain forecasted assumptions, including estimates surrounding completion of Clean Energy Ventures projects, the rate and resulting NFE are subject to change. No adjustment is needed during the fourth quarter, since the actual effective tax rate is calculated at year end.

New Jersey Resources Reports First Quarter Fiscal 2020 Results

A table detailing NFE for the three months ended December 31, 2019, and 2018, is provided below.

Net Financial Earnings (Loss) by Business Unit

	Three Months Ended
	December 31,
(Thousands)	2019	2018
New Jersey Natural Gas	$43,856	$31,713
Midstream	3,004	3,651
Subtotal Regulated	46,860	35,364
Clean Energy Ventures	(4,916)	10,205
Energy Services	(2,911)	8,370
Home Services and Other	1,109	76
Subtotal Unregulated	(6,718)	18,651
Subtotal	40,142	54,015
Eliminations	263	78
Total	$40,405	$54,093

NJR Reaffirms Fiscal 2020 NFE Guidance:

NJR reaffirmed fiscal 2020 NFE guidance of $2.05 to $2.15 per share, subject to the risks and uncertainties identified below under “Forward-Looking Statements.” The following chart represents NJR’s updated current expected contributions from its subsidiaries for fiscal 2020:

Company	Expected Fiscal 2020 Net Financial Earnings Contribution
New Jersey Natural Gas	58 to 62 percent
Midstream	10 to 15 percent
Total Regulated	68 to 77 percent
Clean Energy Ventures	25 to 30 percent
Energy Services	1 to 5 percent
Home Services and Other	1 to 2 percent
Total Unregulated	27 to 37 percent

In providing fiscal 2020 NFE guidance, management is aware there could be differences between reported GAAP earnings and NFE due to matters such as, but not limited to, the positions of our energy-related derivatives. Management is not able to reasonably estimate the aggregate impact or significance of these items on reported earnings and, therefore, is not able to provide a reconciliation to the corresponding GAAP equivalent for its operating earnings guidance without unreasonable efforts.

New Jersey Resources Reports First Quarter Fiscal 2020 Results

Regulated Business Update:

New Jersey Natural Gas

NJNG reported first quarter fiscal 2020 NFE of $43.9 million, compared with $31.7 million during the same period in fiscal 2019. The increase was due primarily to the base rate increase resulting from NJNG's recent rate case settlement.

Customer Growth:

●	NJNG added 2,282 new customers during the first quarter of fiscal 2020, compared with 2,934 during fiscal 2019.

●	NJNG expects to add between 28,000 and 30,000 new customers between fiscal 2020 and fiscal 2022, representing an average annual growth rate of 1.8 percent and a cumulative increase in utility gross margin of approximately $16.3 million. For more information on utility gross margin, please see “Non-GAAP Financial Information” below.

Rate Case Settlement:

●	On November 13, 2019, NJNG received approval from the New Jersey Board of Public Utilities (BPU) on its rate case settlement agreement, and the new rates went into effect on November 15, 2019. The rate case agreement is expected to increase NJNG's total annual revenue by $62.2 million, and includes a return on equity (ROE) of 9.60% with a 54.0% common equity ratio and reflects a rate base of $1.76 billion with an overall rate of return of 6.95%.

Infrastructure Update:

●	The Southern Reliability Link (SRL) will diversify supply to our customers by providing a new intrastate feed into the southern end of NJNG’s distribution system. SRL received all permits required to complete the project, which began construction in the first quarter of fiscal 2019 and is expected to be placed in service in fiscal 2021. The cost of SRL is expected to be in the range of $250 million to $270 million.

●	Safety Acceleration and Facilities Enhancement (SAFE) II is the five-year, $157.5 million program approved by the BPU in September 2016 to replace the remaining unprotected bare steel main and associated services in NJNG’s distribution system. During the first quarter of fiscal 2020, NJNG invested $12.6 million to replace 13 miles of unprotected bare steel main and services.

●	The New Jersey Reinvestment in System Enhancement (NJ RISE) program is the five-year, $102.5 million investment comprised of six projects related to storm hardening and mitigation. During the first quarter of fiscal 2020, NJNG completed the South Seaside Reinforcement project and continued construction to install a new distribution main into Long Beach Island. In addition, all permits were received for a new regulator station in Brick Township, the final phase of the North Seaside Reinforcement project.

●	NJNG's Infrastructure Investment Program (IIP) was filed with the BPU on February 28, 2019, seeking approval to implement a five-year, $507 million infrastructure investment program. The IIP consists of two components, transmission and distribution investments and information technology replacements and enhancements. Pending BPU approval, we expect that these investments will be recovered through annual filings.

New Jersey Resources Reports First Quarter Fiscal 2020 Results

BGSS Incentive Programs:

BGSS incentive programs contributed $2.7 million to utility gross margin in the first quarter of fiscal 2020, compared with $2.0 million during the same period in fiscal 2019. The higher results were due to improved margins in off-system sales and storage incentive programs, and were partially offset by a decrease in capacity release volume.

Energy-Efficiency Programs:

The SAVEGREEN Project®, NJNG’s energy-efficiency program, invested $8.7 million during the first quarter of fiscal 2020 to help customers with energy-efficiency upgrades for their homes, businesses and large hospitals.

Midstream

Midstream reported first quarter fiscal 2020 NFE of $3.0 million, compared with $3.7 million during the same period in fiscal 2019. The decrease in NFE was primarily due to the recognition of a $3.4 million gain in the first quarter of 2019 on NJR's equity investment in Dominion, partially offset by contributions from Leaf River.

Infrastructure Updates:

●	Adelphia Gateway received its Certificate of Public Convenience and Necessity from FERC. The $166 million acquisition of the 84 mile pipeline and related assets closed on January 13, 2020. Conversion of the southern end of the pipeline to natural gas is expected to begin upon receipt of the Notice to Proceed from FERC.

●	Leaf River - On October 11, 2019, NJR Midstream closed the acquisition of Leaf River for $367.5 million. Leaf River is a natural gas storage facility, located in the Gulf Coast region, with 32.2 MMDth of working natural gas storage capacity and connections to six interstate pipelines.

●	PennEast - On November 14, 2019, PennEast announced it will ask the Supreme Court of the United States to review the September 2019 decision by the United States Court of Appeals for the Third Circuit.

○	On January 28, 2020, PennEast was granted a 30-day extension for filing a petition by the Supreme Court. PennEast now expects to file for petition on or before March 4, 2020.

○	On January 30, 2020, PennEast filed an amended application with FERC, requesting a phased-in approach to the PennEast project. If approved, the first phase of the project would encompass construction in Pennsylvania with interconnections within the state. Also on January 30, FERC issued a declaratory order related to the ruling by the Third Circuit, supporting PennEast.

Unregulated Businesses Update:

Energy Services

Energy Services reported a first quarter fiscal 2020 net financial loss of $2.9 million, compared with NFE of $8.4 million during the same period last year. The decrease in NFE was due primarily to lower volumes and narrower pricing spreads in the wholesale natural gas markets, leading to fewer market opportunities as compared to the prior year.

Clean Energy Ventures

CEV reported a first quarter fiscal 2020 net financial loss of $4.9 million, compared with NFE of $10.2 million during the same period in fiscal 2019. The decrease was due to lower SREC revenue resulting from the timing of SREC sales, recognition of lower investment tax credits and the absence of contributions from the wind portfolio, which was sold in February 2019.

New Jersey Resources Reports First Quarter Fiscal 2020 Results

Solar Investment Update:

●	Placed the first of an expected eight commercial solar projects into service in the first quarter of fiscal 2020, adding 2.9 MW to CEV's total installed capacity of nearly 300 MW.

●	The Sunlight Advantage®, CEV's residential solar leasing program, added 124 residential customers and now serves over 8,200 residential customers in New Jersey.

Home Services and Other Operations

Home Services and Other Operations reported first quarter fiscal 2020 NFE of $1.1 million, compared with NFE of $0.1 million during the same period in fiscal 2019. The increase was due primarily to increased installation revenue and lower O&M expenses.

Effective Tax Rate:

NJR’s estimated annual effective tax rate increased from (7.2) percent in fiscal 2019 to 0.6 percent in fiscal 2020. In the first quarter of fiscal 2020, NJR recognized $17.2 million related to tax credits, net of deferred taxes, compared with $22.3 million during the same period last year.

For NFE purposes, the effective tax rate also increased from (13.0) percent to (3.0) percent, and NJR recognized $14.5 million in tax credits, net of deferred taxes.

Capital Expenditures and Cash Flows:

NJR is committed to maintaining a strong financial profile, while continuing to invest capital in regulated and unregulated energy projects.

●	On December 9, 2019, NJR completed an equity offering of 6.5 million common shares, consisting of 5.3 million common shares issued directly by the Company, resulting in proceeds of approximately $212.9 million, net of issuance costs, and 1.2 million common shares issuable pursuant to forward sale agreements.

●	During the first quarter of fiscal 2020, capital expenditures were $95.5 million, of which $79.8 million were related to regulated assets, compared with capital expenditures of $113.3 million, of which $61.2 million were related to regulated assets, during the same period of fiscal 2019.

●	During the first three months of fiscal 2020, cash flows used in operations were $43.1 million, compared with $104.8 million used in operations during the same period of fiscal 2019. The decrease was due primarily to changes in working capital.

New Jersey Resources Reports First Quarter Fiscal 2020 Results

Sustainability Initiatives:

As part of NJR's commitment to sustainability and clean energy goals, the company has outlined a new sustainability agenda, highlighted by a commitment to voluntarily reduce its New Jersey operational emissions to 50% of 2006 levels by 2030. The new sustainability agenda, announced on January 22, 2020, includes:

●	Emissions reduction efforts, including the voluntary 2030 emissions reduction target aligned with New Jersey's Global Warming Response Act (GWRA)

●	The creation of an Office of Sustainability that will more effectively drive results throughout the company

●	The adoption of Environmental Guiding Principles

●	The launch of a dedicated sustainability website that will strengthen transparency and stakeholder communication

NJR's sustainability website and more information can be found at NJRSustainability.com.

Webcast Information:

NJR will host a live webcast to discuss its financial results today at 10 a.m. ET. A few minutes prior to the webcast, go to njresources.com and select “Investor Relations,” then scroll down to the “Events & Presentations” section and click on the webcast link.

Forward-Looking Statements:

This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. New Jersey Resources Corporation (NJR) cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations, assumptions and beliefs or that the effect of future developments on NJR will be those anticipated by management. Forward-looking statements in this earnings release include, but are not limited to, certain statements regarding NJR’s NFE guidance for fiscal 2020, forecasted contribution of business segments to fiscal 2020 NFE, future NJNG customer and utility gross margin growth, NJR's environmental, sustainability and clean energy goals, emission reduction targets, future NJR capital expenditures, infrastructure programs and investments, Clean Energy Ventures’ ITC-eligible projects and demand for residential solar, earnings growth, as well as the ability to construct and operate the Adelphia Gateway project, operate the Leaf River Energy Center, and construct the SRL and PennEast pipeline projects.

Additional information and factors that could cause actual results to differ materially from NJR’s expectations are contained in NJR’s filings with the U.S. Securities and Exchange Commission (SEC), including NJR’s Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s web site, http://www.sec.gov. Information included in this earnings release is representative as of today only and while NJR periodically reassesses material trends and uncertainties affecting NJR's results of operations and financial condition in connection with its preparation of management's discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

Non-GAAP Financial Information:

This earnings release includes the non-GAAP financial measures NFE, NFE per basic share, financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. As an indicator of NJR’s operating performance, these measures should not be considered an alternative to, or more meaningful than, net income or operating revenues as determined in accordance with GAAP. This information has been provided pursuant to the requirements of SEC Regulation G. NFE/net financial loss and financial margin exclude unrealized gains or losses on derivative instruments related to the company’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at Energy Services, net of applicable tax adjustments as described below. Volatility associated with the change in value of these financial instruments and physical commodity reported on the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently instead of when the planned transaction ultimately is settled. An annual estimated effective tax rate is calculated for NFE purposes and any necessary quarterly tax adjustment is applied to CEV, as such the adjustment is related to tax credits generated by CEV.

New Jersey Resources Reports First Quarter Fiscal 2020 Results

NJNG’s utility gross margin represents the results of revenues less natural gas costs, sales, expenses and other taxes and regulatory rider expenses, which are key components of NJR’s operations. Natural gas costs, sales, expenses and other taxes and regulatory rider expenses are passed through to customers and, therefore, have no effect on utility gross margin. Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of NJR’s performance. Management believes these non-GAAP financial measures are more reflective of NJR’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s 2019 Form 10-K, Item 7.

About New Jersey Resources

New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that, through its subsidiaries, provides safe and reliable natural gas and clean energy services, including transportation, distribution, asset management and home services. NJR is composed of five primary businesses:

●

New Jersey Natural Gas, NJR’s principal subsidiary, operates and maintains over 7,500 miles of natural gas transportation and distribution infrastructure to serve over half a million customers in New Jersey’s Monmouth, Ocean, Morris, Middlesex and Burlington counties.

●	NJR Clean Energy Ventures invests in, owns and operates solar projects with a total capacity of nearly 300 megawatts, providing residential and commercial customers with low-carbon solutions.

●

NJR Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services and customized energy solutions to its customers across North America.

●

NJR Midstream serves customers from local distributors and producers to electric generators and wholesale marketers through its 100 percent ownership of Leaf River and Adelphia Gateway, 50 percent equity ownership in the Steckman Ridge natural gas storage facility, as well as its 20 percent equity interest in the PennEast Pipeline Project.

●

NJR Home Services provides service contracts as well as heating, central air conditioning, water heaters, standby generators, solar and other indoor and outdoor comfort products to residential homes throughout New Jersey.

NJR and its more than 1,100 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as The SAVEGREEN Project® and The Sunlight Advantage®.

For more information about NJR:
www.njresources.com.
Follow us on Twitter @NJNaturalGas.
“Like” us on facebook.com/NewJerseyNaturalGas.
Download our free NJR investor relations app for iPad, iPhone and Android.

NJR-E

New Jersey Resources Reports First Quarter Fiscal 2020 Results

NEW JERSEY RESOURCES
CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	December 31,
(Thousands, except per share data)	2019	2018
OPERATING REVENUES
Utility	$219,623	$199,965
Nonutility	395,413	611,802
Total operating revenues	615,036	811,767
OPERATING EXPENSES
Gas purchases
Utility	91,814	87,649
Nonutility	317,356	535,383
Related parties	1,524	2,185
Operation and maintenance	63,345	63,343
Regulatory rider expenses	11,742	12,632
Depreciation and amortization	27,758	21,832
Total operating expenses	513,539	723,024
OPERATING INCOME	101,497	88,743
Other income, net	286	869
Interest expense, net of capitalized interest	16,070	13,486

INCOME BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	85,713	76,126
Income tax benefit	(259)	(6,961)
Equity in earnings of affiliates	3,389	3,161
NET INCOME	$89,361	$86,248

EARNINGS PER COMMON SHARE
Basic	$0.97	$0.97
Diluted	$0.97	$0.97

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	91,911	88,547
Diluted	92,320	88,946

New Jersey Resources Reports First Quarter Fiscal 2020 Results

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES

	Three Months Ended
	December 31,
(Thousands)	2019	2018
NEW JERSEY RESOURCES

A reconciliation of net income, the closest GAAP financial measurement, to net financial earnings is as follows:

Net income	$89,361	$86,248
Add:
Unrealized (gain) on derivative instruments and related transactions	(41,766)	(10,932)
Tax effect	9,931	2,583
Effects of economic hedging related to natural gas inventory	(8,887)	(21,611)
Tax effect	2,112	5,136
Net income to NFE tax adjustment	(10,346)	(7,331)
Net financial earnings	$40,405	$54,093

Weighted Average Shares Outstanding
Basic	91,911	88,547
Diluted	92,320	88,946

A reconciliation of basic earnings per share, the closest GAAP financial measurement, to basic net financial earnings per share is as follows:

Basic earnings per share	$0.97	$0.97
Add:
Unrealized (gain) on derivative instruments and related transactions	$(0.45)	$(0.12)
Tax effect	$0.11	$0.03
Effects of economic hedging related to natural gas inventory	$(0.10)	$(0.25)
Tax effect	$0.02	$0.06
Net income to NFE tax adjustment	$(0.11)	$(0.08)
Basic NFE per share	$0.44	$0.61

NATURAL GAS DISTRIBUTION

A reconciliation of operating revenue, the closest GAAP financial measurement, to utility gross margin is as follows:

Operating revenues	$219,623	$199,965
Less:
Gas purchases	95,822	92,178
Regulatory rider expense	11,742	12,632
Utility gross margin	$112,059	$95,155

CLEAN ENERGY VENTURES

A reconciliation of net income to net financial earnings is as follows:

Net (loss) income	$5,430	$17,536
Add:
Net income to NFE tax adjustment	(10,346)	(7,331)
Net financial (loss) earnings	$(4,916)	$10,205

New Jersey Resources Reports First Quarter Fiscal 2020 Results

	Three Months Ended
(Unaudited)	December 31,
(Thousands)	2019	2018
ENERGY SERVICES

The following table is a computation of financial margin:

Operating revenues	$370,415	$587,267
Less: Gas purchases	317,724	536,508
Add:
Unrealized (gain) on derivative instruments and related transactions	(42,194)	(11,177)
Effects of economic hedging related to natural gas inventory	(8,887)	(21,611)
Financial margin	$1,610	$17,971

A reconciliation of operating income, the closest GAAP financial measurement, to financial margin is as follows:

Operating income	$47,924	$44,886
Add:
Operation and maintenance expense	4,738	5,846
Depreciation and amortization	29	27
Subtotal	52,691	50,759
Add:
Unrealized (gain) on derivative instruments and related transactions	(42,194)	(11,177)
Effects of economic hedging related to natural gas inventory	(8,887)	(21,611)
Financial margin	$1,610	$17,971

A reconciliation of net income to net financial earnings is as follows:

Net income	$36,025	$33,374
Add:
Unrealized (gain) on derivative instruments and related transactions	(42,194)	(11,177)
Tax effect	10,033	2,648
Effects of economic hedging related to natural gas	(8,887)	(21,611)
Tax effect	2,112	5,136
Net financial (loss) earnings	$(2,911)	$8,370

Home Services and Other

A reconciliation of net income to net financial earnings is as follows:

Net income (loss)	$1,109	$(25)
Add:
Unrealized loss on derivative instruments and related transactions	—	141
Tax effect	—	(40)
Net financial earnings	$1,109	$76

New Jersey Resources Reports First Quarter Fiscal 2020 Results

FINANCIAL STATISTICS BY BUSINESS UNIT
(Unaudited)

	Three Months Ended
	December 31,
(Thousands, except per share data)	2019	2018
NEW JERSEY RESOURCES
Operating Revenues
Natural Gas Distribution	$219,623	$199,965
Clean Energy Ventures	6,212	14,897
Energy Services	370,415	587,267
Midstream	9,072	—
Home Services and Other	12,907	12,490
Sub-total	618,229	814,619
Eliminations	(3,193)	(2,852)
Total	$615,036	$811,767

Operating Income (Loss)
Natural Gas Distribution	$59,057	$43,032
Clean Energy Ventures	(10,559)	(174)
Energy Services	47,924	44,886
Midstream	2,167	(637)
Home Services and Other	2,127	373
Sub-total	100,716	87,480
Eliminations	781	1,263
Total	$101,497	$88,743

Equity in Earnings of Affiliates
Midstream	$3,664	$3,801
Eliminations	(275)	(640)
Total	$3,389	$3,161

Net Income (Loss)
Natural Gas Distribution	$43,856	$31,713
Clean Energy Ventures	5,430	17,536
Energy Services	36,025	33,374
Midstream	3,004	3,651
Home Services and Other	1,109	(25)
Sub-total	89,424	86,249
Eliminations	(63)	(1)
Total	$89,361	$86,248

Net Financial Earnings
Natural Gas Distribution	$43,856	$31,713
Clean Energy Ventures	(4,916)	10,205
Energy Services	(2,911)	8,370
Midstream	3,004	3,651
Home Services and Other	1,109	76
Sub-total	40,142	54,015
Eliminations	263	78
Total	$40,405	$54,093

Throughput (Bcf)
NJNG, Core Customers	30.7	26.7
NJNG, Off System/Capacity Management	27.9	27.4
Energy Services Fuel Mgmt. and Wholesale Sales	152.7	156.7
Total	211.3	210.8

Common Stock Data
Yield at December 31	2.8%	2.6%
Market Price at December 31	$44.57	$45.67
Shares Out. at December 31	95,508	88,680
Market Cap. at December 31	$4,256,792	$4,050,024

New Jersey Resources Reports First Quarter Fiscal 2020 Results

	Three Months Ended
(Unaudited)	December 31,
(Thousands, except customer and weather data)	2019	2018
NATURAL GAS DISTRIBUTION
Utility Gross Margin
Operating revenues	$219,623	$199,965
Less:
Gas purchases	95,822	92,178
Regulatory rider expense	11,742	12,632
Total Utility Gross Margin	$112,059	$95,155

Utility Gross Margin, Operating Income and Net Income
Residential	$77,082	$64,139
Commercial, Industrial & Other	15,187	13,346
Firm Transportation	15,659	14,396
Total Firm Margin	107,928	91,881
Interruptible	1,402	1,319
Total System Margin	109,330	93,200
Off System/Capacity Management/FRM/Storage Incentive	2,729	1,955
Total Utility Gross Margin	112,059	95,155
Operation and maintenance expense	36,185	38,227
Depreciation and amortization	16,817	13,896
Operating Income	$59,057	$43,032

Net Income	$43,856	$31,713

Net Financial Earnings	$43,856	$31,713

Throughput (Bcf)
Residential	14.6	14.5
Commercial, Industrial & Other	2.8	2.8
Firm Transportation	4.3	4.4
Total Firm Throughput	21.7	21.7
Interruptible	9.0	5.0
Total System Throughput	30.7	26.7
Off System/Capacity Management	27.9	27.4
Total Throughput	58.6	54.1

Customers
Residential	489,491	478,983
Commercial, Industrial & Other	30,422	29,640
Firm Transportation	32,159	35,099
Total Firm Customers	552,072	543,722
Interruptible	32	32
Total System Customers	552,104	543,754
Off System/Capacity Management*	17	7
Total Customers	552,121	543,761
*The number of customers represents those active during the last month of the period.
Degree Days
Actual	1,611	1,638
Normal	1,572	1,565
Percent of Normal	102.5%	104.7%

New Jersey Resources Reports First Quarter Fiscal 2020 Results

	Three Months Ended
(Unaudited)	December 31,
(Thousands, except customer, SREC and megawatt)	2019	2018
CLEAN ENERGY VENTURES
Operating Revenues
SREC sales	$2,194	$7,147
Wind electricity sales and other	—	3,736
Solar electricity sales and other	1,558	1,882
Sunlight Advantage	2,460	2,132
Total Operating Revenues	$6,212	$14,897
Depreciation and Amortization	$9,437	$7,923
Operating Loss	$(10,559)	$(174)
Income Tax Benefit	$(20,564)	$(23,204)
Net Income	$5,430	$17,536
Net Financial (Loss) Earnings	$(4,916)	$10,205
Solar Renewable Energy Certificates Generated	81,489	53,899
Solar Renewable Energy Certificates Sold	9,693	37,820
Solar Megawatts Eligible for ITCs	4.2	20.9
Solar Megawatts Under Construction	45.0	33.1

ENERGY SERVICES
Operating Income
Operating revenues	$370,415	$587,267
Less:
Gas purchases	317,724	536,508
Operation and maintenance expense	4,738	5,846
Depreciation and amortization	29	27
Operating Income	$47,924	$44,886
Net Income	$36,025	$33,374
Financial Margin	$1,610	$17,971
Net Financial (Loss) Earnings	$(2,911)	$8,370
Gas Sold and Managed (Bcf)	152.7	156.7

MIDSTREAM
Operating Revenues	$9,072	$—
Equity in Earnings of Affiliates	$3,664	$3,801
Operation and Maintenance Expense	$4,878	$636
Other Income, Net	$697	$1,992
Interest Expense	$2,822	$543
Income Tax Provision	$702	$962
Net Income	$3,004	$3,651

HOME SERVICES AND OTHER
Operating Revenues	$12,907	$12,490
Operating Income	$2,127	$373
Other Expense , Net	$(528)	$(198)
Net Income (Loss)	$1,109	$(25)
Net Financial Earnings	$1,109	$76
Total Service Contract Customers at December 31	108,233	109,919